UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountants

(a) Dismissal of Ernst & Young LLP

The Audit Committee of the Board of Directors (the “Audit Committee”) of AcelRx Pharmaceuticals, Inc. (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2015.

As a result of this process, on August 19, 2015, the Audit Committee of the Company dismissed Ernst & Young LLP (“E&Y”), the independent registered public accounting firm previously engaged to audit the Company’s financial statements, effective immediately.

E&Y’s reports on the Company’s financial statements for the fiscal years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the two fiscal years ended December 31, 2013 and 2014, and in the subsequent interim period through August 19, 2015, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference thereto in its reports on the financial statements for such years. During the period described in the preceding sentence, there were no “reportable events” (as defined in the Securities and Exchange Commission Regulation S-K, Item 304 (a)(1)(v)).

The Company provided E&Y with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of E&Y’s letter dated August 21, 2015 is filed as Exhibit 16.1 to this Form 8-K.

(b)  Engagement of OUM & Co. LLP

On August 20, 2015, the Audit Committee of the Board of Directors of the Company engaged OUM & Co. LLP (“OUM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  During the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014 and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted with OUM regarding either:  (i) the application of accounting principles to a specific transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and OUM did not provide any written report or oral advice that OUM concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or event identified in response to paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item.

The Company has requested that OUM review this Form 8-K and provided OUM the opportunity to furnish a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company. OUM has advised the Company that it has reviewed this Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP dated August 21, 2015, furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2015	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Timothy E. Morris
Timothy E. Morris
Chief Financial Officer